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                            REPORT OF INDEPENDENT AUDITORS

Board of Directors
Apartment Investment and Management Company

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the Historical Summary) of Morton Towers (the Property) for the year ended December 31, 1996. This Historical Summary is the responsibility of the Property's management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Apartment Investment and Management Company, as described in Note 1 and is not intended to be a complete presentation of the income and expenses of the Property.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses as described in Note 1 of Morton Towers for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                               /s/ Ernst & Young LLP

Dallas, Texas
August 29, 1997


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                                    Morton Towers

                        Historical Summary of Gross Income and
                              Direct Operating Expenses


                                                 SIX MONTHS
                                                     ENDED      YEAR ENDED
                                                  JUNE 30,     DECEMBER 31,
                                                    1997           1996
                                                 --------------------------
                                                 (unaudited)

GROSS INCOME
Rental                                             $ 5,499,887  $10,477,285
Other                                                  637,458    1,283,826
                                                   -------------------------
  Total gross income                                 6,137,345   11,761,111
                                                   -------------------------

DIRECT OPERATING EXPENSES
Repairs and maintenance                                479,401    1,227,036
Utilities and other property operating                 948,880    2,008,020
Payroll                                                881,961    1,939,469
Insurance                                              545,838    1,040,980
Advertising                                             77,245      205,402
General and administrative                             447,504      999,127
Real estate taxes                                      600,000      997,411
                                                   -------------------------
  Total direct operating expenses                    3,980,829    8,417,445
                                                   --------------------------

Excess of gross income over direct
  operating expenses                               $ 2,156,516  $ 3,343,666
                                                   -------------------------
                                                   -------------------------


SEE ACCOMPANYING NOTES.


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                                    Morton Towers

                    Notes to Historical Summary of Gross Income and
                              Direct Operating Expenses

                             Year Ended December 31, 1996 and
                       Six Months Ended June 30, 1997 (unaudited)

1.  ORGANIZATION AND BASIS OF PRESENTATION

The accompanying Historical Summary of Gross Income and Direct Operating Expenses include the accounts of Morton Towers (the Property), a multifamily residential community located in Miami Beach, Florida, containing 1,277 units. Apartment Investment and Management Company (the Company) acquired the Property on or about September 19, 1997 from an unaffiliated third party.

The accompanying Historical Summary has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of the Company. The Historical Summary is not intended to be a complete presentation of income and expenses of the Property for the year ended December 31, 1996, and the six months ended June 30, 1997, as certain costs such as depreciation, amortization, interest, and other debt service costs have been excluded. These costs are not considered to be direct operating expenses.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying interim unaudited Historical Summary has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and was prepared on the same basis as the Historical Summary for the year ended December 31, 1996. In the opinion of management of the Property, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information for this interim period have been made. The excess of gross income over direct operating expenses for such interim period is not necessarily indicative of the excess of gross income over direct operating expenses for the full year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Property's Historical Summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the Historical Summary and accompanying notes thereto. Actual results could differ from those estimates.

REVENUE RECOGNITION

Rental income is recorded when due from residents. Leases generally have terms of no more than one year.

CAPITALIZATION POLICY

Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized.


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